                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                          ____________________________

                                  FORM 8-K/A

                          ___________________________

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                February 2, 1996



                        CABLEVISION SYSTEMS CORPORATION
             (Exact Name of Registrant as specified in its charter)


                                    Delaware
                            (State of Incorporation)


               1-9046                              11-2776686
      (Commission File Number)                    (IRS Employer
                                              Identification Number)



                 One Media Crossways, Woodbury, New York  11797
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (516) 364-8450

ITEM 5.  OTHER EVENTS
---------------------

     Cablevision Systems Corporation (the "Registrant" or the "Company") hereby supplements and, to the extent any prior disclosure in the Company's Form 10-K for the year ended December 31, 1994 (the "Form 10-K"), Form 10-Qs for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (the "Form 10-Qs") or Form 8-K filed February 6, 1996 (the "February 1996 Form 8-K") are inconsistent herewith, amends the Form 10-K, Form 10-Qs and February 1996 Form 8-K as follows:

                                  THE COMPANY

     The Company is one of the largest operators of cable television systems in the United States, with approximately 2,687,000 subscribers in 19 states as of September 30, 1995 based on the number of basic subscribers in systems which the Company manages and which it owns or in which it has investments. The Company also has ownership interests in companies that produce and distribute national and regional programming services and provide advertising sales services for the cable television industry.

     For financing purposes, the Company is structured as a restricted group (collectively, the "Restricted Group"), consisting of Cablevision Systems Corporation and certain of its subsidiaries, including Cablevision of New York City ("Cablevision of NYC"), and, as of December 15, 1995, Cablevision of Boston Limited Partnership ("Cablevision of Boston"), and an unrestricted group of subsidiaries, consisting primarily of V Cable, Inc. ("V Cable"), Cablevision MFR, Inc. ("Cablevision MFR") and Rainbow Programming Holdings, Inc., including Rainbow Advertising Sales Corporation ("Rainbow Advertising") (together, "Rainbow Programming"). In addition, the Company has an unrestricted group of investments, consisting of investments in A-R Cable Services, Inc. ("A-R Cable"), U.S. Cable Television Group, L.P. ("U.S. Cable"), Cablevision of Framingham Holdings, Inc. ("CFHI"), A-R Cable Partners and Cablevision of Newark. The Company's unrestricted subsidiaries and investments are collectively referred to herein as the "Unrestricted Group". The Restricted Group and each member of the Unrestricted Group that operates cable television systems are individually and separately financed. The indebtedness of V Cable and A-R Cable is non-recourse to the Company, other than with respect to the capital stock of such entities owned by the Company. Rainbow Programming's cash requirements have been financed to date by the Restricted Group, by sales of equity interests in the programming businesses and, as set forth below under "-- Programming Services" below, through separate external debt financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and

Capital Resources" in the Form 10-K and the Form 10-Qs for a discussion of the restrictions on investments by the Restricted Group and certain other matters.


STRATEGY

     The Company's strategy has been to concentrate its cable television systems in and around two major metropolitan areas, New York City and Cleveland, Ohio, with a view to being the largest cable provider in each of these markets; to maximize its revenue per subscriber through the use of "tiered" packaging strategies for marketing premium services; to develop and promote niche programming services; and to remain an industry leader in upgrading the technological capabilities of its systems.

     The Company believes that its cable television systems on Long Island, New York comprise the largest contiguous group of cable television systems under common ownership in the United States (measured by number of subscribers). By developing systems in and around major metropolitan areas, including expansion through acquisitions in areas in which the Company has existing systems, the Company has been able to realize economies of scale in the operation and management of its systems, and capitalize on opportunities to create and market programming of regional interest.

     Through the current and planned upgrade of its cable plant, including the utilization of fiber optic cable and associated electronics, the Company is seeking to significantly increase its analog channel capacity and add new digital channel capacity that will facilitate the development of such adjunct new businesses as video on demand, near video on demand, information services, interactive services, including Internet access, residential telephony and commercial telephony. To implement successfully and roll out these adjunct new businesses beyond the initial development phases, the Company will require additional capital from the sale of equity in the capital markets or to a strategic investor.


CABLE TELEVISION

     The cable television systems that are majority owned and managed by the Company (the "Company's cable television systems") served approximately 1,887,000 subscribers as of September 30, 1995 in New York, Ohio, Connecticut, New Jersey, Michigan and Massachusetts. In addition, the Company has non-majority investments in and manages cable television systems which served approximately 800,000 subscribers as of September 30, 1995 in Alabama, Arkansas, Florida, Illinois, Kansas, Kentucky, Maine, Massachusetts, Mississippi, Missouri, New Jersey, New York, North Carolina, Oklahoma, Pennsylvania and Tennessee. The Company's cable television systems have generally been characterized by relatively high revenue per subscriber ($36.69 for September 1995) and ratios of premium service units to basic subscribers (1.7:1 for September 1995). In calculating revenue per subscriber, the Company includes only recurring service revenues and excludes installation charges and certain other revenues such as advertising, pay-per-view and home shopping revenues.

     The cable television operations in the Restricted Group (other than those of Cablevision of NYC) (such operations, the "Core Restricted Group") served approximately 957,000 subscribers as of September 30, 1995, primarily on Long Island, New York, in Connecticut (principally Fairfield County), in northern New Jersey, in Westchester County, New York and in Cleveland, Ohio. The revenue per subscriber and ratio of premium service units to basic subscribers for cable television systems in the Core Restricted Group for September 1995 were $37.66 and 1.6:1, respectively.

     In July 1992, the Company acquired from Charles F. Dolan, the Company's Chairman, substantially all of Cablevision of NYC (the "Cablevision of NYC Acquisition"), a cable television system under development in The Bronx and in parts of Brooklyn, New York. Prior to the Cablevision of NYC Acquisition, the Company had a 15% interest in Cablevision of NYC. Mr. Dolan remains a partner in Cablevision of NYC with a 1% interest and the right to certain preferential payments. See "Business--Consolidated Cable Affiliates--Cablevision of New York City" in the Form 10-K. As of September 30, 1995, Cablevision of NYC passed approximately 930,000 homes and served approximately 382,000 subscribers. Construction of the systems in The Bronx and in Brooklyn has been substantially completed. The Company expects that the remaining costs to complete the construction of the Cablevision of NYC systems will be financed by cash flow generated from the operations of Cablevision of NYC and the amounts available under the Company's principal bank credit agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Cablevision of NYC" in the Form 10-K and the Form 10-Qs.

     The cable television operations of the Unrestricted Group are conducted through the Company's unrestricted subsidiaries, V Cable and Cablevision MFR, through its unrestricted investments, consisting of A-R Cable, U.S. Cable, CFHI, A-R Cable Partners and Cablevision of Newark.

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

     In August 1994, Cablevision MFR, a wholly-owned subsidiary of the Company, acquired substantially all of the assets of Monmouth Cablevision Associates ("Monmouth Cable") and Riverview Cablevision Associates, L.P. ("Riverview Cable"), consisting of cable television systems in New Jersey. Also in August 1994, CFHI, a corporation jointly owned by the Company and E.M. Warburg Pincus Investors, L.P., acquired substantially all of the assets of Framingham Cablevision Associates Limited Partnership ("Framingham Cable"), consisting of a cable television system in Massachusetts. Additionally, in June 1994, a partnership comprised of subsidiaries of the Company and E.M. Warburg, Pincus & Co. Inc. completed the purchase of certain assets of Nashoba Communications, a group of three limited partnerships that operate three cable television systems in Massachusetts.

     V Cable was formed by the Company in February 1989 and served approximately 374,000 subscribers as of September 30, 1995, principally in the suburbs of Cleveland, Ohio and on Long Island. The revenue per subscriber and ratio of premium service units to basic subscribers of V Cable's systems for September 1995 were $31.05 and 1.0:1, respectively. As described under "Business-- Consolidated Cable Affiliates--V Cable" in the Form 10-K, the Company consummated a significant restructuring and reorganization involving V Cable and U.S. Cable (the "1992 V Cable Reorganization") on December 31, 1992. See also "Recent Developments--V Cable Transactions" for a discussion of an agreement that V Cable and VC Holding have entered into with GECC regarding certain transactions with respect to V Cable and VC Holding.


PROGRAMMING SERVICES

     The Company conducts its programming activities through Rainbow Programming, its wholly-owned subsidiary and member of the Unrestricted Group, and through subsidiaries of Rainbow Programming in partnership with certain unaffiliated entities, including NBC and Liberty Media Corporation ("Liberty"). Rainbow Programming's businesses include eight regional SportsChannel services, four national entertainment services (American Movie Classics Company ("AMCC"), Bravo Network ("Bravo"), MuchMusic ("MM") and the Independent Film Channel ("IFC")), Rainbow News 12 Company (a regional news service serving Long Island) and the national backdrop sports services of Prime SportsChannel Networks ("Prime SportsChannel"). Rainbow Programming also owns an interest in Madison Square Garden Corporation (discussed below). Rainbow Programming's SportsChannel services provide regional sports programming to the New York, Philadelphia, New England, Chicago, Cincinnati,

Cleveland, San Francisco and Florida areas. AMCC is a national program service featuring classic, unedited and non-colorized films from the 1930s through the 1970s. Bravo is a national program service offering international films and performing arts programs, including jazz, dance, classical music, opera and theatrical programs. See "Business--Programming Operations--General" in the Form 10-K. MM is a Canadian music service featuring music primarily from Canadian artists. IFC is a national program service that airs independent films made outside the traditional Hollywood system.

     In July 1994, Rainbow Programming purchased Liberty's 50% interest in AMCC for a purchase price of approximately $181.0 million pursuant to a buy-sell procedure set forth in the Partnership Agreement of AMCC. In July 1995, Rainbow Programming purchased NBC's interest in SportsChannel (New York) Associates and Rainbow News 12 Company (the "NBC Option") for an aggregate purchase price of approximately $95.5 million, and, effective as of such date, consolidated the results of operations of SportsChannel (New York) Associates and Rainbow News 12 Company with those of the Company. See "Recent Developments--NBC Option" and "Business--Programming Services" in the Form 10-K.

     In March 1995, MSG Holdings, L.P. ("MSG Holdings"), a partnership among subsidiaries of Rainbow Programming and subsidiaries of ITT Corporation, a Delaware corporation ("ITT"), acquired the business and assets of Madison Square Garden Corporation ("MSG") in a transaction in which MSG merged with and into MSG Holdings. MSG owns the Madison Square Garden Arena and the adjoining Paramount Theater, the New York Rangers professional hockey team, the New York Knicks professional basketball team and the Madison Square Garden Network, a sports programming network with over five million subscribers. The purchase price paid by MSG Holdings for MSG was $1,009.1 million. The name of MSG Holdings has been changed to Madison Square Garden, L.P.

     MSG Holdings funded the purchase price of the acquisition through (i) borrowings of $289.1 million under a $450 million credit agreement among MSG Holdings, various lending institutions and Chemical Bank as administrative agent, (ii) an equity contribution from Rainbow Programming of $110 million, and
(iii) an equity contribution from ITT of $610 million. ITT, Rainbow Programming and the Company are parties to an agreement made as of August 15, 1994 (as amended, the "Bid Agreement") that, as amended, provides Rainbow Programming the right to acquire interests in MSG Holdings from ITT sufficient to equalize the interests of ITT and Rainbow Programming in MSG Holdings by making certain scheduled payments totalling $250 million (plus interest on any unpaid portion thereof) on specified dates up to and including March 17, 1997. Rainbow Programming may acquire all or part of such interests in MSG Holdings through
(i) the payment of cash to ITT, (ii) the delivery to ITT, at the option of the Company, of common or preferred stock of the Company (together with the commitment of a nationally recognized underwriter to promptly purchase such common or preferred stock for cash), or a combination of cash and common or preferred stock (with such a commitment), or (iii) the delivery to ITT, at the option of ITT, subject to certain conditions and in lieu of payment of a limited amount of the required cash or common or preferred stock for the purchase of a portion of such interests, of certain designated programming interests of Rainbow Programming. If any scheduled payment is not made on the applicable due date, then Rainbow Programming will forfeit (a) its right to equalize the interests in MSG Holdings and (b) certain minority rights. The Company and Rainbow Programming may fund the interest payments on the unpaid portion of the $250 million amount required to equalize the interests of ITT and Rainbow Programming in MSG Holdings from available cash balances or from funds available from the Restricted Group's principal bank credit agreement. If certain conditions are met and Rainbow Programming has forfeited its right to equalize the interests in MSG Holdings, then Rainbow Programming will also have the right to require ITT to purchase all of Rainbow Programming's interest in MSG Holdings for an amount equal to (i) the price paid by Rainbow Programming for such interest plus (ii) all interest paid by Rainbow Programming on the unpaid portion of the $250 million of scheduled payments (as described above).

     Initially MSG Holdings will be managed on a 50-50 basis by Rainbow Programming and ITT. If, as discussed above, Rainbow Programming does not equalize the interests in MSG Holdings, its management role will be effectively eliminated. Rainbow Programming also has the right to voluntarily relinquish any power to direct the management and policies of MSG Holdings.


ADVERTISING SERVICES

     Rainbow Advertising sells advertising time to national, regional and local advertisers on behalf of the Company's cable television systems and the SportsChannel and Rainbow News 12 Company programming services, as well as on behalf of unaffiliated cable television systems.

                  RECENT DEVELOPMENTS -- V CABLE TRANSACTIONS

     On February 2, 1996, the Company entered into an agreement (the "GECC Agreement") with General Electric Capital Corporation ("GECC"), pursuant to which the Company plans to effect a reorganization and recapitalization relating to its V Cable subsidiary. As of December 31, 1995, V Cable served approximately 378,000 subscribers, principally in the suburbs of Cleveland, Ohio and on Long Island. As part of this reorganization and recapitalization, (i) all existing indebtedness of V Cable ($899 million as of December 31, 1995) will be repaid; (ii) the Company will issue $500 million aggregate liquidation preference of preferred stock, the proceeds of which will be applied to consummate the proposed recapitalization; (iii) the Company will combine, through an equity contribution, its North Coast Cable television system (which served approximately 88,000 subscribers in the Cleveland metropolitan area as of December 31, 1995), which is currently part of the Company's Restricted Group, and the Ohio cable television systems of V Cable into a new unrestricted subsidiary, Cablevision of Ohio, and Cablevision of Ohio will enter into a new $450 million credit facility with a group of banks; (iv) the Long Island cable television systems of V Cable (161,000 subscribers as of December 31, 1995) will be designated as part of the Company's Restricted Group and $182 million of indebtedness associated with those systems will be repaid with the proceeds of Restricted Group borrowings under the Credit Agreement; and (v) the 80% interest in U.S. Cable (which served approximately 242,000 subscribers as of December 31, 1995), including U.S. Cable's 19% interest in VC Holdings, which the Company does not already own will be acquired for an aggregate additional cost of $218 million, of which $150 million will be raised through a separate bank facility (U.S. Cable will be part of the Company's Unrestricted Group) and $68 million will be raised by an equity investment by the Company's Restricted Group.

     The Company is separately pursuing a possible private placement of $500 million of preferred stock. If successfully completed, approximately $362 million of the net proceeds therefrom would be immediately invested in V Cable, which would immediately use such proceeds to repay a like amount of V Cable indebtedness. The balance of the net proceeds would initially be used to repay revolving credit borrowings under the Credit Agreement, which amount is expected to be reborrowed at the time of consummation of the V Cable recapitalization and reorganization and used to repay additional V Cable indebtedness.

     Preferred Stock Issuance

     Pursuant to the GECC Agreement, the Company has agreed, subject to the satisfaction of certain conditions, to issue to GECC preferred stock having an initial aggregate liquidation preference of $500 million for an aggregate purchase price of $500 million (the "GECC Preferred Stock"). The GECC Preferred Stock will initially be Series J preferred stock and will be convertible into the Company's Series K preferred stock in certain circumstances. Proceeds of the GECC Preferred Stock will be used to retire a like amount of V Cable indebtedness. Approximately 50% of the GECC Preferred Stock then outstanding is convertible into the Company's Class A Common Stock on and after December 31, 1999 and the remainder is convertible into the Company's Class A Common Stock on and after December 31, 2001 (in each case, unless conversion is accelerated upon the occurrence of certain events), in each case, in whole or in part, at a conversion rate based upon the trading value of the Class A Common Stock at the time of conversion. The terms of the GECC Preferred Stock give the Company the right to redeem the GECC Preferred Stock for cash at its liquidation preference at any time prior to conversion, although there can be no assurance, absent the consummation of the private placement of $500 million of preferred stock currently being pursued by the Company, that the Company would be able to do so. Upon the issuance of the GECC Preferred Stock, the Company will grant GECC registration rights with respect to the GECC Preferred Stock and to the Class A Common Stock issuable upon any conversion of the GECC Preferred Stock. Except for the U.S. Cable acquisition described below, the GECC agreement may be terminated by the Company or GECC if they do not reach agreement on certain ancillary matters by March 3, 1996. If the GECC Preferred Stock is issued, it will be immediately called for redemption and redeemed through the use of funds borrowed under the new Cablevision of Ohio credit facility (referred to below) and additional borrowings under the Credit Agreement. Alternatively, it is possible that the GECC Preferred Stock will not be issued. If the private placement of $500 million of preferred stock currently being pursued by the Company is consummated, the V Cable reorganization and recapitalization would not be adversely affected by a failure to issue the GECC Preferred Stock.

     New Cablevision of Ohio Credit Facility

     As part of the V Cable reorganization and recapitalization, the Company will combine its existing North Coast Cable television system and the Ohio cable television systems of V Cable into Cablevision of Ohio, which will be a wholly-owned subsidiary of the Company and a member of the

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

Unrestricted Group. A group of banks has committed to provide a $450 million credit facility to Cablevision of Ohio, consisting of a $375 million nine-year reducing revolving credit facility and a $75 million 9 1/2-year term loan. In connection with the consummation of the reorganization and recapitalization of V Cable, Cablevision of Ohio expects to draw approximately $289 million under the $450 million credit facility. The initial amount drawn under the credit facility would be used to repay outstanding V Cable debt to GECC of $217 million and $72 million of Restricted Group debt assumed by Cablevision of Ohio in connection with the contribution of North Coast Cable.

     U.S. Cable Acquisition

     The GECC Agreement contemplates that V Cable will enter into certain agreements pursuant to which, following the receipt of any required franchise and regulatory approvals, the U.S. Cable partnership would (i) redeem the 80% of U.S. Cable's partnership interests not already owned by V Cable for approximately $4 million, (ii) repay $64 million of outstanding U.S. Cable indebtedness to GECC and (iii) refinance the remaining $150 million of U.S. Cable indebtedness payable to GECC. The funds to redeem the partnership interest and to repay indebtedness owned to GECC would be provided by (i) a $150 million drawdown under a $175 million credit facility to be arranged with a new group of banks and (ii) an equity contribution of $68 million from the Restricted Group, which would be funded by borrowings under its existing credit facilities. As part of the acquisition of the 80% interest in U.S. Cable which the Company does not already own, the Company will acquire the 19% interest in VC Holdings that it does not already own.

     The Company currently contemplates that following the V Cable recapitalization and reorganization and taking into account the anticipated expenses of the private placement of $500 million of preferred stock currently being pursued by the Company, it will have outstanding an aggregate of $500 million in additional liquidation preference of the preferred stock, $197 million of additional Restricted Group borrowings under its Credit Agreement and $150 million of U.S. Cable debt. On a consolidated basis, total indebtedness will decrease by $263 million and redeemable preferred stock will increase by $500 million.

     There can be no assurance that the V Cable reorganization and recapitalization will be consummated or will be consummated in the form presently contemplated. If these transactions, or similar transactions with respect to V Cable, fail to occur, then V Cable believes that it is likely that it will be unable to meet certain of its financial covenants as of March 31, 1996. To remedy the anticipated covenant defaults, V Cable may request waivers and/or amendments to its credit agreement and/or seek equity contributions from the Restricted Group. During 1995, the Restricted Group made equity contributions aggregating $2.5 million to enable V Cable to meet certain of its financial covenants. There can be no assurance as to V Cable's ability to accomplish either of these alternatives in the future or the terms or timing of such alternatives. In the event the V Cable reorganization and recapitalization is not consummated and any covenant defaults are waived or cured by additional capital contributions, V Cable anticipates that its cash flow from operations and amounts available under an existing V Cable revolving credit line will be sufficient to service its debt, to fund its capital expenditures and to meet its working capital requirements through 1996.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CABLEVISION SYSTEMS CORPORATION



                                     By: /s/ BARRY J. O'LEARY
                                        ----------------------------
                                        Name:  Barry J. O'Leary
                                        Title: Senior Vice President-Finance
                                               and Treasurer

Dated: February 5, 1996

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